Exhibit 99.1

HD Partners Acquisition Corporation
Announces Proposed Acquisition of NHRA Pro Racing
from the National Hot Rod Association

Santa Monica, CA (May 30, 2007) — HD Partners Acquisition Corporation (“HD Partners”) (AMEX: HDP, HDP-U, HDP-WT) and the National Hot Rod Association (“NHRA”), the world’s preeminent drag racing organization, today announced the signing of a definitive agreement under which HD Partners will acquire all of NHRA’s professional racing assets, including the NHRA POWERade Drag Racing series, together with a broad set of rights to commercialize the NHRA brand.  Upon consummation of the transaction, the acquired assets will be held in a wholly owned subsidiary of HD Partners named NHRA Pro Racing.  The NHRA, which will remain a non-profit 501(c)(6) corporation, will retain all its non-professional racing, safety and educational activities and continue to be the sanctioning body for all NHRA racing activities, including the NHRA POWERade Drag Racing Series.

Eddy Hartenstein, Chairman and Chief Executive Officer of HD Partners, said, “We are extremely excited by this truly unique sports media and entertainment opportunity, which provides an ideal platform for our management team to leverage their skills and expertise in creating and marketing compelling entertainment experiences and building strong brands.  NHRA President Tom Compton and his team have done a remarkable job positioning the NHRA POWERade Drag Racing series as one of the country’s top motorsports events.   We see tremendous opportunities in working closely with Tom, who will become President and CEO of NHRA Drag Racing, to take the sport of drag racing and the overall NHRA experience to the next level.”

Wally Parks, Founder of the NHRA, said, “Today’s announcement represents a monumental milestone in the 56-year history of the NHRA.  By virtue of the agreements we have reached with HD Partners, we are positioning the NHRA POWERade Series for great future growth and success, while at the same time are assuring the long term vitality of the NHRA.”

Upon closing of the transaction, Eddy Hartenstein will serve as Chairman of NHRA Pro Racing, and Tom Compton will assume the role of President and CEO and be a member of the Board.  Robert Meyers, HD Partners’ current Chief Financial Officer, will become the Chief Financial Officer of NHRA Pro Racing.  Peter Clifford, currently Executive Vice President and General Manager of the NHRA, will become executive director of the NHRA, as well as a consultant to NHRA Pro Racing.

Dallas Gardner, Chairman of the Board of NHRA, said, “This transaction provides the best opportunity for NHRA to fulfill its core mandate to protect, preserve and promote the sport of drag racing.  It provides long-term financial stability to the NHRA, an unhindered opportunity for the NHRA POWERade Drag Racing Series to flourish and grow, and an important strategic and long-term relationship between the NHRA and NHRA Pro Racing.”

Tom Compton, president of the NHRA, said, “While we have made tremendous strides over the last eight years growing the professional side of the sport, today’s announcement is the next logical step in the evolution of the sport of drag racing.   This new relationship brings with it access to investment capital, additional expertise, relationships and complimentary skill sets to assist the current management team to drive key initiatives to accelerate the growth of the NHRA POWERade Drag Racing Series.”

Under the terms of the agreement announced today, HD Partners will acquire:

•                  The NHRA POWERade Drag Racing Series and all professional NHRA drag racing assets and opportunities, including NHRA’s existing television broadcast agreement with ESPN;

•                  An exclusive, worldwide, perpetual license to the NHRA brand for professional drag racing activities;

•                  Broad and extensive rights to commercialize the NHRA brand, including:

•                  Exclusive professional racing and “Official NHRA” sponsorship and licensing rights;

•                  Exclusive media exploitation rights in broadcast television, home entertainment and new media;

•                  Exclusive merchandising rights relating to both professional racing and the stand-alone NHRA brand;

•                  Four NHRA-owned race tracks, an additional long-term track lease in Pomona, California and the NHRA headquarters building in Glendora, California; and

•                  A video and photo archive chronicling the history of drag racing, which includes more than 20,000 hours of video and film.

The NHRA POWERade Drag Racing Series currently consists of 23 national events held at locations across the country. These multi-day events, which can draw as many as 125,000 spectators over three or more days, provide fans, racers and sponsors a unique ability to interact with each other through access to the racer pit area.  In addition, NHRA’s Nitro Alley display and interactive area located at each national event provides fans with a race-related entertainment experience, including the ability to get behind the wheel themselves in motorcycle and funny car simulators. All 23 national events are aired exclusively on ESPN2.

The NHRA will receive approximately $121 million in total consideration, consisting of approximately $100 million in cash, approximately $9.5 million in HD Partners common stock and the assumption by HD Partners of approximately $11.5 million in debt and liabilities.  In addition to retaining its non-professional racing activities and sanctioning role, the NHRA will continue to offer its membership program and publish its weekly publication National Dragster.  The closing of the asset purchase and related transactions is subject to stockholder approval, regulatory clearances and other customary closing conditions.

HD Partners will file a Current Report on Form 8-K with the Securities and Exchange Commission, which more fully describes the transaction.

In connection with the proposed acquisition, Morgan Joseph & Co. Inc. served as financial advisor to HD Partners and Latham and Watkins LLC were HD Partners’ legal advisors.  Duff & Phelps, LLC provided a fairness opinion to the HD Partners board of directors.

A nationally recognized investment banking firm provided a fairness opinion to the NHRA board of directors in connection with the transaction and Morrison and Foerster were the NHRA’s legal advisors.

Conference call:  Management will discuss the transaction in an investor conference call Thursday, May 31 at 1:30 p.m. EDT. Members of the media are welcome to participate on the call in listen-only mode.  Toll free dial in number:1-800-793-6775, code: 8964 7712.

About HD Partners, Inc.

HD Partners is a company that was formed for the specific purpose of consummating a business combination in the media, entertainment and/or telecommunications industries. In June 2006, HD Partners raised $150 million in its initial public offering. HD Partners was formed by Eddy Hartenstein, Robert Meyers, Larry Chapman, Steve Cox and Bruce Lederman, each of whom played senior roles in building DIRECTV to a business with over 12 million subscribers and over $7.7B in annual revenue.  Mr. Hartenstein served as President of DIRECTV from its formation in 1990 through 2001, and Chairman and CEO from 2003-2003, and was responsible for assembling its management team and guiding its strategic efforts to establish DIRECTV as the world’s leading digital television service.

About NHRA
The NHRA, a non-profit corporation based in Glendora, California, was founded in 1951 by Wally Parks as a means of getting drag racers off the streets and onto legal drag strips.  Today, NHRA is the primary sanctioning body for the sport of drag racing in the United States with 140 member tracks.  With 80,000 members and 35,000 licensed competitors, NHRA is a thriving leader in the world of motorsports, offering a variety of services including its NHRA membership program, its weekly publication National Dragster, and through the many youth and education programs conducted nationwide. It promotes 23 national events around the country through its NHRA POWERade Drag Racing Series. NHRA-sanctioned sportsman and bracket racing series provide competition opportunities for drivers of all levels. NHRA develops the stars of tomorrow by offering the Lucas Oil Drag Racing Series, Xplod Sport Compact Racing Series, NHRA Summit Racing Series and the Street Legal Drags presented by AAA. NHRA also offers the O’Reilly Auto Parts Jr. Drag Racing League for youths ages 8 to 17.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about HD Partners, the NHRA and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of HD Partners’ and the NHRA’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of HD Partners’ stockholders to approve the asset purchase agreement and the transactions contemplated thereby; the number and percentage of HD Partner stockholders voting against the acquisition; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which the NHRA is engaged; demand for the products and services that the NHRA provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in HD Partners’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither HD Partners nor the NHRA assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It
In connection with the proposed acquisition and required stockholder approval, HD Partners will file with the Securities and Exchange Commission a proxy statement which will be mailed to the stockholders of HD Partners. HD Partners’ stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the acquisition of assets from the NHRA and the related transactions.  HD Partners’ stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to HD Partners, 2601 Ocean Park Blvd., Suite 320, Santa Monica, California 90405.

HD Partners and its officers and directors may be deemed to have participated in the solicitation of proxies from HD Partners’ stockholders in favor of the approval of the acquisition and related transactions. Information concerning HD Partners’ directors and executive officers is set forth in the publicly filed documents of HD Partners.  Stockholders may obtain more detailed information regarding the direct and indirect interests of HD Partners and its directors and executive officers in the acquisition and related transactions by reading the preliminary and definitive proxy statements regarding the acquisition and related transactions, which will be filed with the SEC.

Public and Investor Relations Contact:

For the NHRA:

Jerry Archambeault, Vice President Public Relations and Communications
NHRA
JArchambeault@nhra.com
(626) 914-4761

For HD Partners:
Robert Meyers, Chief Financial Officer
HD Partners Acquisition Corporation
bob@hdpartnersacquisition.com
310-209-8308, ext. 3